SECURITIES AND EXCHANGE COMMISSION


                           Washington, D.C.  20549




                                   FORM 8-K

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934




                               November 19, 2004
                      ---------------------------------
                      (Date of earliest event reported)




                          DELTA PETROLEUM CORPORATION
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)



        Colorado                    0-16203                84-1060803
       --------------              ----------          --------------------
        (State of                  Commission            (I.R.S. Employer
       Incorporation)                File No.            Identification No.)



                  Suite 1400
                  475 17th Street
                  Denver, Colorado                        80202
           -------------------------------------------------------
           (Address of principal executive offices)     (Zip Code)



      Registrant's telephone number, including area code: (303) 293-9133




                                   N/A
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)









ITEM 8.01.  OTHER EVENTS

     The following is an update of our operations as of the date of this
Report:

WASHINGTON COUNTY, COLORADO

     We have drilled 37 wells and set production casing in 33 with Niobrara gas. We have one Niobrara dry hole which appears to have been drilled between faults. We have installed gas gathering systems to many of the wells. We plan to utilize the existing pipeline capacity which is approximately 2.8 million cubic feet of gas per day. The balance of the wells will remain shut-in until our pipeline tap into the Cheyenne Plains Pipeline is installed and is operational, which is currently estimated to be in late January. Once we are selling gas via the Cheyenne Plains Pipeline we will begin a continuous series of fracture stimulations to promptly complete the shut-in wells. Production increases are likely to be most apparent in the fourth quarter of fiscal year 2005. We have continued to acquire additional leasehold and we now have approximately 300,000 acres leased. Our second phase seismic shoot will begin in the third week of November and will cover approximately 50 square miles.

WIND RIVER BASIN

     Howard Ranch

     We have drilled our first well to a depth of 15,600 feet and have now completed a 12 stage fracture stimulation of several Lance sandstones. We have just begun the initial flow back and should have production information soon. Pipeline hookup should be completed by November 27th and first sales should begin immediately thereafter. We will release production information after we have established a stabilized rate.

     We participated with a 10% working interest in a 6,000 acre prospect which is located approximately 12 miles west of our principal leasehold in the area. The first well on this prospect has been drilled and targeted an over-pressured section of the Lance Formation on the Howard Ranch Anticline. The well is in the process of being completed.

     We are also evaluating whether to drill an additional well beginning in January on a recently acquired state lease that borders our western lease block. This lease is not subject to federal stipulations that prohibit access during the winter months as are the federal leases.

SOUTHEAST TEXAS

     Newton Field

     We drilled the first well on this property and set production casing based on mudlog shows and wireline log results that appear to be very good and as expected. The well is scheduled to be completed at the end of the month and should begin flow back right away. In the past we have experienced problems in securing completion rigs and other field services in this area.
We have recently obtained two completion rigs which should allow for more timely completions from this point forward. Continuous drilling activity will begin in late December.


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     South Angleton Field

     We are currently drilling our first well and are at approximately 10,000 feet. We expect to be finished drilling to a total depth of 12,000 feet by the end of November and plan to begin completion operations. Preliminary results should be known by mid-December. We plan to drill at least four additional locations in fiscal year 2005. Depending on the success of the first five wells, we may have other locations to drill, in which case, we will keep the drilling rig operating.

PICEANCE BASIN

     Vega Unit

     We have fracture stimulated three of our existing four wells and, based upon flow tests, we have experienced results comparable to those forecasted. We initially expected to be selling gas by the end of October but the processing plant, which is operated by another company, is currently being upgraded. The changes at the plant are not expected to be completed until mid-December. We have decided to postpone a fracture stimulation of our fourth well until the plant is operational. We are also working with landowners to prepare sites for an increased drilling effort late next spring.

     Willow Creek Unit

     We are completing the two wells we deepened and drilled this summer and are in the process of flowing back the wells after several separate fracture stimulations were performed.

BLACK WARRIOR BASIN

     Deerlick Creek

     We have drilled or completed eight new wells since July 1, 2004 and we are continuing to develop the field.

OFFSHORE CALIFORNIA

     Rocky Point Field

     The first development well in this field was completed in October.   This
well, which was drilled from the Point Arguello Unit Hidalgo platform flowed at an initial production rate of 4,300 barrels of oil per day. The partners expect to drill another eight to ten wells over the next two years to fully develop the field.

     Operating results and bottlenecks associated with field services are gradually getting better. We are encouraged that production increases will be more consistent as we go forward.







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                             FUTURE ACTIVITIES UPDATE

     Whereas we earlier indicated plans to issue drilling activities updates on a monthly basis, we have determined that such a schedule is unrealistic. Our current plans call for the issuance of drilling activities updates on a periodic basis, with the specific timing of individual updates to be determined by the nature and timing of such activities.

     Forward-looking statements in this document are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, risks that are inherent in oil and gas exploration and development activities such as dry holes, finding water or other substances in formations that were expected to be commercially productive based upon available geological and engineering data, mechanical problems with equipment, etc., the costs of exploring and developing new oil and natural gas reserves, the price for which such reserves can be sold, environmental concerns affecting the drilling of oil and natural gas wells, as well as general market conditions, competition and pricing. It is possible that these projections may change as more data becomes available. Please refer to our other Securities and Exchange Commission filings for additional information.





































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                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      DELTA PETROLEUM CORPORATION
                                      (Registrant)



Date:  November 19, 2004              By: /s/ Kevin K. Nanke
                                          -------------------------------
                                          Kevin K. Nanke, Chief Financial
                                          Officer










































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